Exhibit 99.1

Sabine Royalty Trust

SABINE ROYALTY TRUST DECLARES
MONTHLY CASH DISTRIBUTION FOR FEBRUARY

     Dallas, Texas, February 3, 2005 - Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE — SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.26140 per unit, payable on February 28, 2005, to unit holders of record on February 15, 2005.

     Due to the timing of the end of the month of January, approximately $325,000 of revenue received will be posted in the following month of February in addition to normal receipts during February.

     This distribution reflects primarily the oil production for November 2004 and the gas production for October 2004. Preliminary production volumes are approximately 42,000 barrels of oil and 393,000 mcf of gas. Preliminary prices are approximately $40.87 per barrel of oil and $6.00 per mcf of gas.

     For more information, including the latest financial reports on Sabine Royalty Trust, please visit our website at http://www.sbr-sabineroyalty.com/.

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Contact:	Ron E. Hooper
Senior Vice President
Bank of America, N.A.
Toll Free — 800.365.6541